As filed with the Securities and Exchange Commission on October 29, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Global Business Travel Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0598290
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4700
(Primary Standard Industrial
Classification Code Number)
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric J. Bock, Esq.
Chief Legal Officer
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Gregory A Fernicola, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Telephone: (212) 735-3000
Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus
GLOBAL BUSINESS TRAVEL GROUP, INC.
Up to 50,757,742 Shares of Class A Common Stock
by the Selling Stockholders

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 50,757,742 shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). These shares were issued or are issuable to the selling stockholders by us in connection with the merger transactions (the “Mergers”) pursuant to which we acquired CWT Holdings, LLC (“CWT”). We are registering these shares in accordance with the registration rights agreement that we entered into with the former CWT equityholders in connection with the Mergers. See “Selling Stockholders”.
Our registration of the Class A Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of Class A Common Stock. Subject to the terms of the applicable agreements, the selling stockholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The selling stockholders may offer Class A Common Stock through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. We provide more information about how the selling stockholders may sell the shares of Class A Common Stock in the section entitled “Plan of Distribution.”
We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time. We are not selling any shares of our Class A Common Stock under this prospectus and we will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered hereby.
The selling stockholders will pay all underwriting discounts and selling commissions, if any, in connection with the sale of the shares of Class A Common Stock. We have agreed to pay certain expenses in connection with this registration statement and to indemnify the selling stockholders and certain related persons against certain liabilities.
Any prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in our Class A Common Stock.

Our principal executive office is located at 666 3rd Avenue, 4th Floor, New York, NY 10017 and our telephone number is (646) 344-1290.
Investing in our securities involves a number of risks. See “Risk Factors” on page 2 before you make your investment decision.
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “GBTG.” On October 28, 2025, the last reported sale price of our Class A Common Stock as reported on the NYSE was $8.13 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus may offer and sell from time to time up to 50,757,742 shares of our Class A Common Stock. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered hereby. The selling stockholders will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholders may sell the shares of Class A Common Stock offered hereby through any means described under the heading “Plan of Distribution” or in any accompanying prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” As used herein, the term “selling stockholder” includes each selling stockholder identified in this prospectus and their donees, pledgees, or other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.
We and the selling stockholders have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling stockholder. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. You should not assume that the information contained in this prospectus is accurate as of any other date. Our business, financial condition, results of operations and prospects may have changed since that date.
Unless the context otherwise requires, the “Company,” “GBT,” “GBTG,” “our,” “we” or “us” refers to Global Business Travel Group, Inc., a Delaware corporation and its consolidated subsidiaries.
TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus are “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “projects,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:
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changes to projected financial information or our ability to achieve our anticipated growth rate and execute on industry opportunities;

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our ability to maintain our existing relationships with customers and suppliers and to compete with existing and new competitors;

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various conflicts of interest that could arise among us, affiliates and investors;

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our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

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factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

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the impact of geopolitical conflicts, including the war in Ukraine and the conflicts in the Middle East, as well as related changes in base interest rates, inflation and significant market volatility on our business, the travel industry, travel trends and the global economy generally;

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the impact of the federal government shutdown that began in October 2025;

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the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

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the effect of a prolonged or substantial decrease in global travel on the global travel industry;

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political, social and macroeconomic conditions (including the widespread adoption of teleconference and virtual meeting technologies which could reduce the number of in-person business meetings and demand for travel and our services);

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the effect of legal, tax and regulatory changes;

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the impact of any future acquisitions including the integration of any acquisition;

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risks related to the business of CWT or unexpected liabilities that arise in connection with the integration of CWT;

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the outcome of any legal proceedings that may be instituted against the Company in connection with the Mergers;

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costs related to, or the inability to recognize the anticipated benefits of, the Mergers; and

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other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

iii

THE COMPANY
American Express Global Business Travel (“Amex GBT”), which is operated by the Company, is a leading software and services company for travel, expense, and meetings & events. We have built one of the most valuable marketplaces in travel with comprehensive and competitive content. We offer a choice of software solutions for customers to access the Amex GBT marketplace, backed up by global teams for 24/7 support in over 140 countries. Our solutions deliver savings, flexibility and service from a brand our customers can trust — Amex GBT. We also give our supplier partners efficient access to our customers around the world.
The global Amex GBT marketplace brings together all parts of the Amex GBT ecosystem including our proprietary technology, expert servicing, supplier relationships and expert people. Our travel supplier relationships generate efficiencies and cost savings that can be passed on to our customers, delivering access to extensive and competitive content, including exclusive negotiated content. Some customers choose to build their own program, working closely with us to combine the latest in travel technology with customized service options. Whatever the customer’s needs and approach to travel and expense, our solutions deliver savings, flexibility, and service from a brand they can trust.
Our principal executive office is located at 666 3rd Avenue, 4th Floor, New York, NY 10017 and our telephone number is (646) 344-1290. We maintain a website at www.amexglobalbusinesstravel.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. See the risk factor below, the risk factors described in our most recent Annual Report on Form 10-K and the risk factors described in our Quarterly Report on Form 10-Q (together with any material changes thereto contained in subsequent filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.
Prior to the Mergers, CWT was a private company and had not been required to comply with internal controls and policies and procedures over financial reporting as would be required of a public company. Its existing controls and procedures may be inadequate or ineffective.
Prior to the Mergers, CWT was a privately-held company that had not been required to comply with internal controls and policies and procedures over financial reporting as would be required of a public company including the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Sarbanes-Oxley requires public companies to have and maintain effective internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements and to have management report on the effectiveness of those controls on an annual basis (and have its independent public accountants attest annually to the effectiveness of such internal controls). CWT’s existing controls and procedures may be inadequate or ineffective.
The process of applying our procedures regarding internal controls over financial reporting to CWT will require us to expend a significant amount of time from our management and other personnel and will require us to expend a significant amount of financial resources, which is likely to increase our compliance costs. Even after expending such resources, we cannot assure you that we will be able to conclude that our internal controls over financial reporting with respect to CWT are effective within the time frame required. If we are not able to comply with the requirements of Sarbanes-Oxley in a timely manner, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our financial results and performance.

USE OF PROCEEDS
We are not selling any shares of our Class A Common Stock under this prospectus and we will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered hereby.

DESCRIPTION OF CAPITAL STOCK
This prospectus contains summary descriptions of the Class A Common Stock that may be offered and sold from time to time. This summary description is not meant to be a complete description of the Class A Common Stock. However, at the time of an offering and sale, this prospectus together with any accompanying prospectus supplement will contain the material terms of the securities being offered. The following descriptions include summaries of the material terms of our certificate of incorporation and our bylaws. Because they are only summaries, they do not contain all the information that may be important to you. For a complete description of the matters set forth in this section, you should refer to our certificate of incorporation, our bylaws, the Exchange Agreement (as defined below) and the Shareholders Agreement (as defined below), which have been filed with the SEC, and to the applicable provisions of Delaware law. Under “Description of Capital Stock,” “we,” “us,” “our” and “Company” refer to GBTG and not to any of its subsidiaries.
General
Our purpose is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law, as amended (the “DGCL”). Our authorized capital stock consists of (i) 3,000,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 3,000,000,000 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”) and (iii) 6,010,000,000 shares of preferred stock, par value of $0.00001 per share (the “Preferred Stock”). With respect to our Preferred Stock, (a) 3,000,000,000 shares of Class A-1 preferred stock (the “Class A-1 Preferred Stock”) is designated pursuant to the Certificate of Designations for the Class A-1 Preferred Stock, (b) 3,000,000,000 shares of Class B-1 preferred stock (the “Class B-1 Preferred Stock”) is designated pursuant to the Certificate of Designations for the Class B-1 Preferred Stock and (c) the remaining 10,000,000 shares of preferred stock is undesignated preferred stock. Pursuant to our Certificate of Incorporation and subject to the provisions of the DGCL, our board of directors (the “Board”) has the authority, without stockholder approval (but without limitation of the rights of any party to the Shareholders Agreement and the Exchange Agreement), to issue additional shares of Class A Common Stock. Unless the Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.
As of October 28, 2025, our issued and outstanding share capital consisted of (i) 524,280,180 shares of Class A Common Stock, (ii) no shares of Class B Common Stock and (iii) no shares of Preferred Stock.
Class A Common Stock
We have two classes of authorized Common Stock: Class A Common Stock and Class B Common Stock, each of which has one vote per share. All classes of Common Stock vote together as a single class on all matters submitted to a vote of stockholders, except as otherwise required by applicable law, including in connection with amendments to the Certificate of Incorporation that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.
Holders of shares of Class A Common Stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including in the election or removal of directors elected by our stockholders generally. The holders of Class A Common Stock do not have cumulative voting rights in the election of directors.
Holders of shares of Class A Common Stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
In the case of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of Class A Common Stock will be entitled to receive, ratably on a per share basis with other holders of Class A Common Stock (subject to the nominal economic rights of holders of the Class B Common Stock described below), our remaining assets available for distribution to stockholders.
All shares of Class A Common Stock that are outstanding are fully paid and non-assessable. The Class A Common Stock will not be subject to further calls or assessments by us. Except as set forth in the Amended and Restated Shareholders Agreement, dated January 11, 2024, by and among the Company, GBT JerseyCo Limited, a company limited by shares incorporated under the laws of Jersey (“GBT JerseyCo”), American Express International (“Amex”), Juweel Investors (SPC) Limited (“Juweel”), EG Corporate Travel Holdings LLC (“Expedia”) Q.H. Travel LP (“QIA” and collectively with Amex, Juweel and Expedia, the “Continuing JerseyCo Owners”), as amended (as may be further amended from time to time, the “Shareholders Agreement”) and the Exchange Agreement, dated as of May 27, 2022, by and among the Company, GBT JerseyCo and the other parties thereto (as subsequently amended and as may be further amended from time to time, the “Exchange Agreement”), holders of shares of Class A Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights powers, preferences and privileges of Class A Common Stock will be subject to those of the holders of any shares of our preferred stock or any other series or class of stock we may authorize and issue in the future.
Dividend Rights
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by its board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Declaration and payment of any dividends will be subject to the discretion of the Board.
We have no current plans to pay dividends on Class A Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends from future earnings for the foreseeable future. In addition, our ability to pay dividends is limited by our senior secured credit agreement, dated as of July 26, 2024, by and among the Company, GBT US III LLC, a wholly-owned subsidiary of the Company, Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent, and the lenders and letter of credit issuers from time to time party thereto, as amended on February 4, 2025 and as further amended from time to time, and may be limited by covenants under other indebtedness we and our subsidiaries incur in the future, as well as other limitations and restrictions imposed by law.
Annual Stockholder Meetings
Our Bylaws provide that annual stockholder meetings will be held on a date and at a time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
Our Certificate of Incorporation and our Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Class A Common Stock held by stockholders.

These provisions include:
Action by Written Consent; Special Meetings of Stockholders
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the corporation’s certificate of incorporation provides otherwise. Our Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting (with exceptions for (i) actions taken by holders of a series of preferred stock, as provided by the applicable certificate of designation, and (ii) actions required or permitted to be taken by holders of Class B Common Stock separately as a class but only if such action were taken by holders of at least 66 2∕3% of the total voting power of all the Class B Common Stock then, outstanding). Our Certificate of Incorporation and our Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the Board pursuant to a resolution adopted by a majority of the total number of directors. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified at the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers or changes in control of the Company.
Election and Removal of Directors
Our Certificate of Incorporation provides that our directors may be removed only for cause and only by the affirmative vote of at least 66 2∕3% of the votes that all our stockholders would be entitled to cast in an annual election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of the Board. In addition, our Certificate of Incorporation and our Bylaws provide that any vacancies on the Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director or at a special meeting of stockholders called by or at the direction of the Board for such purpose. Moreover, under our Certificate of Incorporation, the Board is divided into three classes of directors, each of which will hold office for a three-year term. The existence of a classified board could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our Class A Common Stock entitled to vote generally in the election of directors will be able to elect all of our directors.
Advance Notice Procedures
Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. Although our Bylaws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.
Supermajority Approval Requirements
The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote thereon is required to amend a corporation’s certificate of incorporation, unless the corporation’s certificate of incorporation or bylaws requires a greater percentage. The DGCL does not specify a required vote for stockholders to amend a corporation’s bylaws and, therefore, the default voting standard set forth in a corporation’s bylaws will apply to votes to amend the bylaws unless the certificate of incorporation or bylaws provide otherwise. In addition, the DGCL provides that a board of directors may amend the bylaws without further stockholder action if authorized to do so by the corporation’s certificate of incorporation. Our Certificate of Incorporation provides that, without limiting the rights of any party to the Shareholders Agreement, a majority vote of the Board or the affirmative vote of holders of at least 66 2∕3% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal our Bylaws or adopt any provision inconsistent therewith. In addition, our Certificate of Incorporation provides that, without limiting the rights of any party to the Shareholders Agreement, the affirmative vote of the holders of at least 66 2∕3% of the total votes of the outstanding shares of our capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend our Certificate of Incorporation (and, in addition, the affirmative vote of the holders of at least 66 2∕3% of the total voting power of the Class B Common Stock, voting separately as a class, will be required to amend any provision of the Certificate of Incorporation that adversely affects the rights, priorities or privileged of the Class B Common Stock). This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.
These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of us or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which would apply if and so long as Class A Common Stock remains listed on the NYSE, require stockholder approval prior to the issuance of shares of Class A Common Stock in certain circumstances, including (i) if the number of shares of Class A Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Class A Common Stock outstanding before the issuance and (ii) if such issuance is to a person considered a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) solely by virtue of being a substantial security holder of the issuer and the number of shares of Class A Common Stock to be issued exceeds five percent of the number of shares of Class A Common Stock outstanding before the issuance.
The Board may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

Our authorized but unissued shares of Class A Common Stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of Class A Common Stock could render more difficult or discourage an attempt to obtain control of a majority of our Class A Common Stock by means of a proxy contest, tender offer, merger or otherwise.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholders’ stock thereafter devolved by operation of law.
Exclusive Forum
Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of ours to us or our stockholders, or any claim for aiding and abetting such alleged breach, (3) any action asserting a claim arising under any provision of the DGCL, Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or our Bylaws, (5) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware or (6) any action asserting an “internal corporate claim” as defined in Section 115 of the DGCL. Our Certificate of Incorporation further provides that, (i) such exclusive forum provision shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We note that our investors and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our Certificate of Incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our Certificate of Incorporation to be inapplicable or unenforceable. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our

Certificate of Incorporation, to the maximum extent permitted by applicable law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. Our Certificate of Incorporation provides that, subject to the terms thereof, to the fullest extent permitted by law, none of our non-employee directors (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, subject to the terms of our Certificate of Incorporation, and without limiting any separate agreement to between any person and us or any of our subsidiaries, no non-employee director will (i) have any duty to present business opportunities to us or our subsidiaries or (ii) be liable to us, any of our stockholders or any other person who acquires an interest in our stock, by reason of the fact that such person pursues or acquires a business opportunity for itself, directs such opportunity to another person or does not communicate such opportunity or information to us or any of our subsidiaries. Our Certificate of Incorporation does not renounce our interest in any business opportunity that is expressly offered to a non-employee director or officer solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Company.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director to the maximum extent permitted by the DGCL from time to time. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. The DGCL does not permit a corporation to eliminate or limit the liability of a director who has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director. If, however, the DGCL is amended to permit a corporation to eliminate or limit a director’s liability for any such conduct, then the exculpation provisions in our Certificate of Incorporation will function automatically to eliminate our directors’ personal liability to the Company and its stockholder for such conduct.
Our Certificate of Incorporation and our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. In addition, in the event that one of our directors or officers may have certain rights to indemnification, advancement of expenses and/or insurance provided by other persons (collectively, the “Other Indemnitors”), with respect to the rights to indemnification, advancement of expenses and/or insurance set forth in our Certificate of Incorporation and our Bylaws, the Company: (i) shall be the indemnitor of first resort (i.e., its obligations to any such director or officer are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such director or officer are secondary); and (ii) shall be required to advance and indemnify the full amounts to which such director or officer are entitled under our Certificate of Incorporation and our Bylaws, without regard to any rights such director or officer may have against any of the Other Indemnitors. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

We have entered into indemnification agreements with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Section 203 of the DGCL
In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
A Delaware corporation may “opt out” of Section 203 of the DGCL with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have elected not to be governed by Section 203 of the DGCL. Our Certificate of Incorporation, however, includes provisions similar to Section 203 of the DGCL that generally prohibit us from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder becomes an interested stockholder, unless (i) such person became an interested stockholder as a result of a transaction approved by the Board (other than the business combination between the Company (formerly known as Apollo Strategic Growth Capital) and GBT JerseyCo (the “Business Combination”)), (ii) such person acquired at least 85% of our voting stock (excluding shares owned by our officers and directors and employee stock plans) in the transaction by which such person became an interested stockholder or (iii) such transactions are approved by the Board and the affirmative vote of at least 66 2∕3% of our outstanding voting stock (other than such stock owned by the interested stockholder). In general, a person and its affiliates and associates will be an “interested stockholder” under our Certificate of Incorporation if such person (a) holds at least 15% of our voting stock or is an affiliate or associate of ours and (b) held at least 15% of our voting stock at any time during the three-year period preceding the date on which it is sought to be determined whether such person is an interested stockholder; however, a person that acquires greater than 15% of our voting stock solely as a result of actions taken by us will not be an interested stockholder unless such person thereafter acquires additional shares of voting stock other than as a result of further corporate action not caused by such person. Further, the foregoing restrictions will not apply if the business combination is with a person who became an interested stockholder as a result of the Business Combination (provided such person does not acquire more than an additional 1% of the outstanding shares of our voting stock after the date of the consummation of the Business Combination). As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Stock Transfer & Trust Company.
Listing
Our Class A Common Stock is listed on the NYSE under the symbol “GBTG”.

SELLING STOCKHOLDERS
The Mergers
This prospectus relates to the sale or other disposition of up to 50,757,742 shares (the “Shares”) of our Class A Common Stock, consisting of (i) 50,357,742 shares of our Class A Common Stock issued to the selling stockholders at the closing of the Mergers and (ii) 400,000 shares (the “Holdback Shares”) of our Class A Common Stock which were not issued at the closing of the Mergers, but all or a portion of which may be released to the selling stockholders on June 2, 2026 as determined in accordance with the terms of the agreement and plan of merger related to the Mergers. The Shares may be sold or otherwise disposed of by the selling stockholders named below, and their donees, pledgees, or other successors-in-interest selling shares of Class A Common Stock or interests in shares of Class A Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The Holdback Shares, if any, will be issued in accordance with the terms, and subject to the contingencies, set forth in the agreement and plan of merger related to the Mergers. As of the date of this prospectus, we have not released any Holdback Shares to the selling stockholders.
At the closing of the Mergers, we entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company agreed to register the resale of Shares owned by selling stockholders who duly execute and deliver a signature page to the Registration Rights Agreement.
Selling Stockholder Information
The following table, based upon information currently known by us, sets forth as of October 28, 2025, (i) the number of shares beneficially owned by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be sold or otherwise disposed of under this prospectus by the selling stockholders. Percentage ownership is based on 524,280,180 shares of Class A Common Stock outstanding as of October 28, 2025, plus securities deemed to be outstanding with respect to individual stockholders pursuant to Rule 13d-3(d)(1) under the Exchange Act. Beneficial ownership includes shares of Class A Common Stock plus any securities held by the holder exercisable for or convertible into shares of Class A Common Stock within 60 days after October 28, 2025, in accordance with Rule 13d-3(d)(1) under the Exchange Act. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below. We do not know when or in what amounts a selling stockholder may sell or otherwise dispose of the shares of Class A Common Stock covered hereby. The selling stockholders may not sell or otherwise dispose of any or all of the shares offered by this prospectus and may sell or otherwise dispose of shares covered hereby in transactions exempt from the registration requirements of the Securities Act. Because the selling stockholders may sell or otherwise dispose of some, all or none of the shares covered hereby, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of the following table, we have assumed that all of the shares covered hereby, including all 400,000 Holdback Shares, are sold by the selling stockholders. The information contained in the table below in respect of the selling stockholders has been obtained from the selling stockholders and has not been independently verified by us.
	Beneficial Ownership of Class A Common Stock Prior to this Offering		Number of Class A Common Stock to be Sold Under this Prospectus	Beneficial Ownership of Class A Common Stock after this Offering#
Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Alcentra SCF II SARL(1)	1,023,587	*	1,031,718	—	*
San Bernardino County Employees’ Retirement Association(1)	558,608	*	563,045	—	*
A Holdings – B LLC(2)	140,539	*	141,655	—	*
Anchorage Credit Funding 1, Ltd.(2)	388,832	*	391,921	—	*

	Beneficial Ownership of Class A Common Stock Prior to this Offering		Number of Class A Common Stock to be Sold Under this Prospectus	Beneficial Ownership of Class A Common Stock after this Offering#
Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Anchorage Credit Funding 2, Ltd.(2)	630,474	*	635,482	—	*
Anchorage Credit Funding 3, Ltd.(2)	547,129	*	551,475	—	*
Anchorage Credit Funding 4, Ltd.(2)	913,316	*	920,571	—	*
Anchorage Credit Funding 5, Ltd.(2)	329,062	*	331,676	—	*
Anchorage Credit Funding 6, Ltd.(2)	230,589	*	232,421	—	*
Anchorage Credit Funding 7, Ltd.(2)	170,570	*	171,925	—	*
Anchorage Credit Funding 8, Ltd.(2)	167,927	*	169,261	—	*
Anchorage Credit Funding 9, Ltd.(2)	218,123	*	219,856	—	*
Anchorage Credit Funding 10, Ltd.(2)	495,315	*	499,249	—	*
Anchorage Credit Funding 11, Ltd.(2)	394,866	*	398,002	—	*
Anchorage Credit Funding 12, Ltd.(2)	397,710	*	400,869	—	*
Anchorage Credit Funding 13, Ltd.(2)	630,401	*	635,408	—	*
Anchorage Credit Funding 14, Ltd.(2)	398,825	*	401,993	—	*
Anchorage Credit Funding 15, Ltd.(2)	355,681	*	358,506	—	*
Anchorage Credit Funding 16, Ltd.(2)	148,521	*	149,701	—	*
Anchorage Capital CLO 8, Ltd.(2)	26,162	*	26,370	—	*
Anchorage Capital CLO 24, Ltd.(2)	28,174	*	28,398	—	*
Anchorage Capital CLO 25, Ltd.(2)	26,162	*	26,370	—	*
Anchorage LPC-V, L.P.(2)	248,069	*	250,039	—	*
PCI Fund LLC(2)	300,811	*	303,200	—	*
Attestor Value Master Fund LP(3)	8,878,004	1.66%	8,948,523	—	*
GSO Credit Alpha II Trading (Cayman) LP(4)	353,031	*	355,835	—	*
Boundary Creek Dislocation Master Fund LP(5)	216,787	*	218,509	—	*
Boundary Creek Master Fund LP(5)	2,518,662	*	2,538,668	—	*
CastleKnight Master Fund LP(6)	138,963	*	140,067	—	*
Lynstone SSF Holdings SARL(7)	1,011,623	*	1,019,658	—	*
MCP Holdings Master LP(8)	673,732	*	679,084	—	*
Monarch Capital Master Partners IV LP(8)	652,002	*	657,181	—	*
Monarch Capital Master Partners V LP(8)	3,468,089	*	3,495,637	—	*
Monarch Customized Opportunistic Fund − Series 1 LP(8)	99,783	*	100,576	—	*
Monarch Debt Recovery Master Fund Ltd(8)	1,126,318	*	1,135,265	—	*
Monarch Special Opportunities Master Fund Ltd(8)	177,750	*	179,162	—	*
Monarch V Select Opportunities Master Fund LP(8)	940,908	*	948,382	—	*

	Beneficial Ownership of Class A Common Stock Prior to this Offering		Number of Class A Common Stock to be Sold Under this Prospectus	Beneficial Ownership of Class A Common Stock after this Offering#
Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Corbin Opportunity Fund L.P.(9)	47,889	*	48,269	—	*
Redwood Drawdown Master Fund III, LP(9)	7,202,999	1.35%	7,260,214	—	*
Redwood Enhanced Income Corp(9)	656,048	*	661,259	—	*
Redwood Master Fund LTD(9)	9,909,547	1.86%	9,988,260	—	*
Redwood Opportunity Master Fund, Ltd.(9)	3,516,154	*	3,544,083	—	*
Total	50,357,742	9.44%	50,757,742	—	*

*
Represents beneficial ownership of less than 1%.

#
For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the shares of Class A Common Stock covered by this prospectus (including the Holdback Shares) upon the completion of the offering.

(1)
Alcentra Limited, as investment manager, exercises voting and dispositive power over such shares. The business address of Alcentra SCF II SARL and San Bernardino County Employees’ Retirement Association is c/o Alcentra, Cannon Place, 78 Cannon Street, London EV4N 6HL.

(2)
Such shares of Class A Common Stock are held for the accounts of funds managed by Anchorage Collateral Management, L.L.C. (“Collateral Management”), Anchorage Credit Advisor, L.L.C. (“Credit Advisor”) and Anchorage Strategies Advisor, L.L.C. (Strategies Advisor” and, together with Collateral Management and Credit Advisor, the “Advisors”). The Advisors are relying advisers of Anchorage Capital Advisors, L.P. (“Capital Advisors”), the sole member of each of the Advisors. Anchorage Advisor Holdings Management, L.P. (“Holdings Management”) is the majority owner of Capital Advisors. Anchorage Advisor Holdings GP, L.L.C. (“Holdings GP”) is the sole general partner of each of Capital Advisors and Holdings Management. Yale Baron and Thibault Gournay are co-managing members of Holding GP. The business address of such selling stockholders is 610 Broadway, Floor 6, New York, NY 10012-2629.

(3)
The general partner of Attestor Value Master Fund LP is Attestor Value Fund GP Limited (Cayman Islands). Investment management functions are delegated to Attestor Limited (United Kingdom) pursuant to an investment management agreement. The ultimate individual who exercises voting and dispositive power over such shares of Class A Common Stock is Jan Peters. The business address of Attestor Value Master Fund LP is c/o Attestor Limited, 7 Seymour Street, London, W1H 7JW, United Kingdom.

(4)
GSO Credit Alpha Associates II LP is the general partner of GSO Credit Alpha II Trading (Cayman) LP. GSO Credit Alpha Associates II (Delaware) LLC is a general partner of GSO Credit Alpha Associates II LP. GSO Holdings I L.L.C. is the managing member of GSO Credit Alpha Associates II (Delaware) LLC. Blackstone Holdings II L.P. is the managing member of GSO Holdings I L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. The business address of GSO Credit Alpha II Trading (Cayman) LP is 345 Park Avenue, New York, NY 10154.

(5)
Boundary Creek Advisors LP is the investment manager of such selling stockholder. Boundary Creek Partners LLC is the general partner of Boundary Creek Advisors LP and Peter Greatrex is the managing member of Boundary Creek Partners LLC. Each of Boundary Creek Advisors LP, Boundary Creek Partners LLC and Peter Greatrex may be deemed to have shared voting power and/or shared investment power with respect to such shares of Class A Common Stock. Each of the foregoing entities and persons disclaims beneficial ownership of the securities described in this paragraph other than the selling stockholder to the extent of its direct holdings. The business address of such selling stockholders is c/o Boundary Creek Advisors LP, 340 Madison Ave., 12th Floor, New York, NY 10173.
(6)
Such shares are held for the accounts of funds managed by CastleKnight Fund GP, LLC. Aaron Weitman is the managing member of CastleKnight Fund GP, LLC and is the ultimate individual who exercises voting and dispositive power over such shares. The business address of CastleKnight Master Fund LP is 888 Seventh Avenue, 24th Floor, New York, NY 10019.

(7)
The ultimate individuals who exercise voting and dispositive power over such shares are William Blackwell, Simon Barnes and Olivier Meyer. The business address for Lynstone SSF Holdings SARL is c/o JPMorgan Asset Management, 60 Victoria Embankment, London, U.K. EC4Y 0JP.

(8)
The investment manager of each such selling stockholder is Monarch Alternative Capital LP (“Monarch”). The general partner of Monarch is MDRA GP LP, whose general partner is Monarch GP LLC. Monarch has been delegated voting and disposition authority over such Class A Common Stock, and as such, Monarch, MDRA GP LP and Monarch GP LLC may be deemed to share voting and dispositive power over any Class A Common Stock that may be held by such selling stockholder. Responsibility and authority for investment and voting decisions made by the Funds rests with the Investment Committee of Monarch — Christopher Santana, Adam Sklar, Michael Weinstock, Andrew Herenstein and Joseph Citarrella — each of whose address is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, NY 10022. Such investment committee makes decisions by consensus and, as such, each such individual disclaims beneficial ownership of any Class A Common Stock that may be held by such selling stockholder. The business address of such selling stockholder is 535 Madison Avenue, 26th Floor, New York, NY 10022.

(9)
Redwood Capital Management, LLC (“RCM”) is (i) the subadvisor of Corbin Opportunity Fund L.P., (ii) the advisor of Redwood Enhanced Income Corp and (iii) the investment manager of Redwood Master Fund LTD, Redwood Drawdown Master Fund III, LP and Redwood Opportunity Master Fund, LTD. RCM has voting and disposition control over the securities beneficially owned by Corbin Opportunity Fund L.P., Redwood Enhanced Income Corp, Redwood Master Fund LTD, Redwood Drawdown Master Fund III, LP and Redwood Opportunity Master Fund, LTD. RCM is wholly owned by Redwood Capital Management Holdings, LP (“RCM Holdings”). Mr. Ruben Kliksberg is the Chief Executive Officer of RCM and controls RCM Holdings. The address for Corbin Opportunity Fund L.P., Redwood Enhanced Income Corp, Redwood Master Fund LTD, Redwood Drawdown Master Fund III, LP and Redwood Opportunity Master Fund, LTD is c/o Redwood Capital Management, LLC, 250 W 55th Street, New York, New York 10019.

PLAN OF DISTRIBUTION
We are registering for resale by the selling stockholders up to 50,757,742 shares of Class A Common Stock, consisting of (i) 50,357,742 shares of Class A Common Stock issued to the selling stockholders at the closing of the Mergers and (ii) 400,000 Holdback Shares.
The Class A Common Stock beneficially owned by the selling stockholders covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes donees, pledgees, transferees or other successors in interest selling Class A Common Stock received after the date of this prospectus from a selling stockholders as a gift, pledge, partnership distribution or other transfer. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.
Subject to the limitations set forth in the Registration Rights Agreement, the selling stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of NYSE;

•
to or through underwriters or broker-dealers;

•
at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
in options transactions;

•
a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

There can be no assurance that the selling stockholders will sell all or any of the securities offered by this prospectus. In addition, the selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.
The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.
With respect to a particular offering of the securities held by the selling stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:
•
the specific securities to be offered and sold;

•
the names of the selling stockholders;

•
the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•
the names of any participating agents, broker-dealers or underwriters; and

•
any applicable commissions, discounts, concessions and other items constituting compensation from the selling stockholders.

In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the securities short and redeliver the securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.
The selling stockholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
The selling stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.
A selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.
Under the Registration Rights Agreement, we have agreed to indemnify the selling stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement. In addition, we and the selling stockholders may agree to indemnify any underwriter, broker-dealer or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We will pay all expenses of the registration of the shares of Class A Common Stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws, and certain legal fees of the selling stockholders; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions incurred by it, if any.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters.
EXPERTS
The consolidated financial statements of Global Business Travel Group, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Securities and Exchange Commission’s website is www.sec.gov.
We make available free of charge on or through our website at www.amexglobalbusinesstravel.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.
We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, www.amexglobalbusinesstravel.com.
We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 7, 2025;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 24, 2025 (the “Proxy Statement”);

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 6, 2025;

•
our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 5, 2025;

•
our Current Reports on Form 8-K, filed with the SEC on January 17, 2025, February 4, 2025, March 3, 2025, March 21, 2025, June 13, 2025 and September 2, 2025; and

•
the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 7, 2025, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Telephone: (646) 344-1290
You may also access the documents incorporated by reference in this prospectus through our website at www.amexglobalbusinesstravel.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses relating to the registration of the securities will be borne by the registrant. None of the expenses listed below are to be borne by the selling stockholders named in the prospectus that forms a part of this registration statement.
Securities and Exchange Commission Registration Fee		$55,796.77
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Printing Fees	$	*
Transfer Agents and Trustees’ Fees and Expenses	$	*
Rating Agency Fees	$	*
Stock Exchange Listing Fees	$	*
Miscellaneous	$	*
Total		$—

*
Fees and expenses will depend on the number and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation provides for indemnification by the Registrant of members of its board of directors, members of committees of its board of directors and of other committees of the Registrant, and its executive officers, and allows the Registrant to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant, in each case to the maximum extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain liabilities and expenses, reasonable attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other fees (including, among others, witness fees, travel expenses and fees of private investigators and professional advisors, actually paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any Claim relating to any Indemnifiable Event (as such terms are defined in each indemnification agreement)) incurred by a director or executive officer in any action or proceeding related to the fact that such person is or was a director, officer or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer or fiduciary or similar capacity, of another company The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third- party claims against us and may reduce the amount of money available to us.
Item 16.   List of Exhibits.
Exhibit No.	Description of Exhibits
1.1*	Form of Underwriting Agreement.
2.1#	Agreement and Plan of Merger, dated March 24, 2024, by and among Global Business Travel Group, Inc., Cape Merger Sub I LLC, Cape Merger Sub II LLC, CWT Holdings, LLC and Redwood Drawdown Partners III, LLC, as Member Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 25, 2024).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 17, 2025, by and among Global Business Travel Group Inc., Cape Merger Sub I LLC, Cape Merger Sub II LLC, CWT Holdings, LLC and Redwood Drawdown Partners III, LLC, as Member Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 17, 2025).
2.3	Amendment No. 2 to Agreement and Plan of Merger, dated as of March 17, 2025, by and among Global Business Travel Group Inc., Cape Merger Sub I LLC, Cape Merger Sub II LLC, CWT Holdings, LLC and Redwood Drawdown Partners III, LLC, as Member Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on March 21, 2025).
2.4	Amendment No. 3 to Agreement and Plan of Merger, dated as of March 20, 2025, by and among Global Business Travel Group Inc., Cape Merger Sub I LLC, Cape Merger Sub II LLC, CWT Holdings, LLC and Redwood Drawdown Partners III, LLC, as Member Representative (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K, filed with the SEC on March 21, 2025).
2.5#	Amendment No. 4 to Agreement and Plan of Merger, dated as of March 21, 2025, by and among Global Business Travel Group Inc., Cape Merger Sub I LLC, Cape Merger Sub II LLC, CWT Holdings, LLC and Redwood Drawdown Partners III, LLC, as Member Representative (incorporated by reference to Exhibit 2.3 of the Company’s Current Report on Form 8-K, filed with the SEC on March 21, 2025).
2.6#	Amendment No. 5 to Agreement and Plan of Merger, dated as of August 28, 2025, by and among Global Business Travel Group Inc., Cape Merger Sub I LLC, Cape Merger Sub II LLC, CWT Holdings, LLC and Redwood Drawdown Partners III, LLC, as Member Representative (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on September 2, 2025).
3.1	Certificate of Incorporation of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-265748), filed with the SEC on June 21, 2022).

Exhibit No.	Description of Exhibits
3.2	Bylaws of Global Business Travel Group, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form S-1 (Reg. No. 333-265748), filed with the SEC on June 21, 2022).
4.1#	Registration Rights Agreement, dated as of September 2, 2025, by and among Global Business Travel Group Inc. and certain equityholders of the Company as set forth on Schedule A thereto (incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K, filed with the SEC on September 2, 2025).
5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1**	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney (included on signature pages hereto).
107**	Filing Fee Table

*
To be filed, if necessary, by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.

**
Filed herewith.

#
Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 29, 2025.
GLOBAL BUSINESS TRAVEL GROUP, INC.
By:
/s/ Eric J. Bock

Name:
Eric J. Bock

Title:
Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Paul Abbott and Eric J. Bock and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to the Registration Statement on Form S-3, and to any registration statement filed under SEC Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated on October 29, 2025.
Signature	Title	Date
/s/ Paul Abbott Paul Abbott	Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2025
/s/ Karen Williams Karen Williams	Chief Financial Officer (Principal Financial Officer)	October 29, 2025
/s/ Chris Van Vliet Chris Van Vliet	Controller (Principal Accounting Officer)	October 29, 2025
/s/ Ugo Arzani Ugo Arzani	Director	October 29, 2025
/s/ James Bush James Bush	Director	October 29, 2025
/s/ Alexander Drummond Alexander Drummond	Director	October 29, 2025

Signature	Title	Date
/s/ Eric Hart Eric Hart	Director	October 29, 2025
/s/ Raymond Donald Joabar Raymond Donald Joabar	Director	October 29, 2025
/s/ Michael Gregory (Greg) O’Hara Michael Gregory (Greg) O’Hara	Director	October 29, 2025
/s/ Sheikh Faisal Bin Saoud Al Thani Sheikh Faisal Bin Saoud Al Thani	Director	October 29, 2025
/s/ Itai Wallach Itai Wallach	Director	October 29, 2025
/s/ Susan Ward Susan Ward	Director	October 29, 2025
/s/ Kathleen Winters Kathleen Winters	Director	October 29, 2025